UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

TriplePoint Venture Growth BDC Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-01044	46-3082016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TriplePoint Venture Growth BDC Corp. 2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 854-2090

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPVG	New York Stock Exchange
5.75% Notes due 2022	TPVY	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 11, 2020, TriplePoint Venture Growth BDC Corp. (the “Company”) amended its Receivables Financing Agreement, dated as of February 21, 2014, as amended (the “Credit Facility”), by executing a letter agreement, dated December 11, 2020 (the “Amendment”), by and among the Company, individually and as collateral manager and as sole equityholder of the borrower, TPVG Variable Funding Company LLC, as borrower (the “Financing Subsidiary”), Vervent, Inc., as backup collateral manager, Deutsche Bank Trust Company Americas, as paying agent, U.S. Bank National Association, as custodian, the agents from time to time party thereto, the lenders from time to time party thereto, and Deutsche Bank AG, New York Branch, as facility agent.

The Amendment (i) increases the capacity of the Credit Facility to $325 million from $300 million; (ii) adds a new lender, Customers Bank; (iii) extends the revolving period of the Credit Facility from May 31, 2021 to November 30, 2022 and extends the maturity date of the Credit Facility from November 30, 2022 to the earlier of May 31, 2024 or the effective date on which the Credit Facility is otherwise terminated pursuant to its terms. The Amendment also, among other things, modifies the excess concentration limits definition and adjusts the advance rate limitation under the Credit Facility. The $25 million increase in the capacity of the Credit Facility was made under the accordion feature in the Credit Facility, which allows the Company, under certain circumstances, to increase the size of the Credit Facility to an amount not to exceed $400 million.

The Credit Facility includes customary representations and warranties and requires the Company to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. Borrowings under the Credit Facility are subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended, provided that the Company’s asset coverage ratio under the Credit Facility shall not be less than 150%.

A copy of the Amendment is attached hereto as Exhibit 10.1. The foregoing description is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on December 14, 2020 to announce the signing of the Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to the Credit Facility, dated December 11, 2020

99.1	Press Release dated December 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Venture Growth BDC Corp.

By:	/s/ James P. Labe
Names:	James P. Labe
Title:	Chief Executive Officer

Date: December 14, 2020

2